SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


                     Date of Report: January 16, 1997



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company







77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)

Registrants' telephone number, including area code:(415) 973-7000


Item 5.  Other Events

A.  Performance Incentive Plan - Year-to-Date Financial Results

The Performance Incentive Plan (Plan) is an annual incentive compensation plan applicable to all regular, nonbargaining unit employees of Pacific Gas and Electric Company (PG&E). In 1996, the Plan provided for awards based on (1) PG&E's success in meeting overall corporate financial performance objectives, based on combined earnings per common share for PG&E's utility operations (including Pacific Gas Transmission Company (PGT)), Diablo Canyon Nuclear Power Plant (Diablo Canyon) operations and PG&E's diversified operations, conducted principally through PG&E Enterprises (Enterprises); and (2) the performance of the employee's organizational unit in meeting its specific unit, team or individual objectives.1/ The organizational objectives may include such measures as cost control, quality and reliability of service to customers, public and employee safety, financial performance and operational efficiency. In 1996, awards for the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and certain other officers, were based entirely on PG&E's corporate performance financial objectives.

Under the Plan, the Nominating and Compensation Committee of the PG&E Board of Directors (Committee) makes the final determination of awards for officers based upon achievement of the Plan objectives. The Committee has the discretion to modify or eliminate awards for officers. The final determination of non-officer awards is made by the chief executive officer, who also has the discretion to modify or eliminate non-officer awards.

The performance measurement target for the 1996 Plan year was disclosed in a Current Report on Form 8-K/A dated January 18, 1996, and was based upon the corporate capital and operating budgets prepared for 1996. The 1996 budgeted earnings per common share for the utility were derived from, among other things, (i) budgeted revenues as authorized by the California Public Utilities Commission


__________
1/ On January 1, 1997, PG&E Corporation became the holding company for PG&E, PGT and Enterprises. For 1997 the corporate financial objective used in making awards under the Plan will be based on PG&E Corporation's earnings per common share, taking into account PG&E utility operations (including Diablo Canyon operations), and financial results of PG&E Corporation's other subsidiaries, including PGT and Enterprises.

(CPUC) for 1996 which included the results of the 1996 General Rate Case (GRC), (ii) PG&E's capital budget for 1996 of approximately $1.3 billion for utility operations and (iii) budgeted utility operating expenses that were approximately $250 million greater than the amount adopted by the CPUC for recovery in the 1996 GRC. The higher expense level is primarily attributable to several projects related to transmission and distribution system reliability, and improved customer service and public information systems. The 1996 utility budgeted earnings per common share assumed contribution to earnings of $.11 per share from PGT.

The 1996 budgeted earnings per common share for Diablo Canyon were derived from, among other things, (i) a reduction in the price of power produced by Diablo Canyon from 11.0 cents per kilowatt-hour (kWh) in 1995 to 10.5 cents per kWh in 1996, consistent with the agreement to modify the Diablo Canyon rate case settlement (Diablo Settlement), which was approved by the CPUC in 1995, (ii) an operating capacity factor (excluding refueling outages) of 94.0%, (iii) an overall annual capacity factor of 88.8% and (iv) one 40-day refueling outage at Unit 2 during 1996. Budgeted operating expenses for 1996 relating to Diablo Canyon were approximately equal to those budgeted for 1995. Budgeted capital expenditures for Diablo Canyon were approximately $35 million for 1996, which is approximately 10% more than actual capital expenditures in 1995.

The 1996 budgeted earnings per common share for diversified operations assumed net income of $15 million from U.S. Generating
Company, offset by budgeted net losses of $28 million attributable primarily to business activities involving international power generation and distribution, and energy products and services in U.S. utility markets.

All of the 1996 budgeted earnings per common share amounts assumed 406 million shares of common stock outstanding. The budgeted earnings per common share amounts assumed no significant gain or loss on the sale of assets.

On a quarterly basis, PG&E has disclosed year-to-date financial performance relating to the three types of operations: utility, Diablo Canyon and diversified operations. For the twelve months ended December 31, 1996, selected financial information is shown below:




            (in thousands of dollars, except per share amounts)
                   Twelve Months Ended December 31, 1996
=================================================================
                             Actual    (1)           Budgeted
(2)
                          (unaudited)

Operating Revenues:       $ 9,609,972            $ 9,550,743


Net Income (Loss):
   Utility                $   291,680  (3)       $   670,186
   Diablo Canyon              497,204  (4)           498,381
   Diversified Operations     (33,675) (5)           (10,810)
                          -----------             ----------
Total Consolidated        $   755,209             $1,157,757
                          ===========             ==========

Earnings (Loss) Per
Common Share:
  Utility                 $      0.65  (3)       $      1.60
  Diablo Canyon                  1.18  (4)              1.20
  Diversified Operations        (0.08) (5)             (0.03)
                          -----------             ----------
Total Consolidated        $      1.75            $      2.77
                          ===========             ===========

(1) In the opinion of management, the unaudited "actual" financial information presented above reflects all adjustments to date which are necessary to present a fair statement of operating revenues, net income and earnings per common share for the year. All material adjustments are of a normal recurring nature, except as noted below. This information should be read in conjunction with the 1995 Consolidated Financial Statements and Notes to Consolidated Financial Statements incorporated by reference in PG&E's Annual Report on Form 10-K, and the Consolidated Financial Statements and Notes to Consolidated Financial Statements in the Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, June 30, 1996 and March 31, 1996.

(2) The budgeted corporate earnings per common share was a performance target and not a forecast of actual performance that was expected to be realized by PG&E. The budgeted amount does not reflect the resolution of various regulatory uncertainties or other contingencies, including those disclosed in the Notes to PG&E's Consolidated Financial Statements.

(3) Utility earnings were adversely impacted by several one-time charges including $182 million ($.26 per share) relating to the proposed Gas Accord Settlement and contingencies related to Transwestern gas transportation commitments, and $133 million ($.19 per share) for the settlement of litigation related to groundwater contamination near the Hinkley Compressor Station.
In addition, utility maintenance and other operating expenses in distribution and customer services were higher than budgeted by approximately $90 million ($.12 per share).

(4) Diablo Canyon operated at an overall capacity factor of 88.1% compared to a budgeted overall capacity factor of 88.8% for the twelve months ended December 31, 1996.

(5) Earnings reflect one-time charges of $59 million ($.09 per share) related to downward adjustments in the market values of a natural gas storage project and certain property.

B.  1996 Consolidated Earnings (unaudited)

Attached hereto as an appendix is a copy of the unaudited Condensed Statement of Consolidated Income for PG&E Corporation for the three months and year ended December 31, 1996 and 1995. The Condensed Statement of Consolidated Income includes PG&E and its wholly-owned and controlled subsidiaries and, therefore, also represents what became PG&E Corporation on January 1, 1997, and its subsidiaries. PG&E reported earnings per common share of $1.75 for the year ended December 31, 1996.















                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                              PG&E CORPORATION
                                     and
                              PACIFIC GAS AND ELECTRIC COMPANY




                                   CHRISTOPHER P. JOHNS
                              By ________________________________
                                 CHRISTOPHER P. JOHNS
                                 Controller




Dated:  January 16, 1997

                                          PG&E CORPORATION*
                               CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                             (unaudited)
--------------------------------------------------------------------------------------------------
                                 Three months ended December 31,   Twelve months ended December 31,
(in thousands,                   ------------------------------    -------------------------------
except per share amounts)                     1996         1995                 1996          1995
--------------------------------------------------------------------------------------------------
OPERATING REVENUES                       2,700,686    2,227,224            9,609,972     9,621,765


OPERATING EXPENSES
Cost of electric energy and gas          1,001,042      600,768            3,065,325     2,450,120
Maintenance and other operating            596,102      617,986            2,410,671     2,095,161
Depreciation and decommissioning           305,908      334,889            1,221,952     1,360,118
Administrative and general                 288,664      221,907            1,016,439       953,381
                                        ----------   ----------          -----------   -----------
  Total operating expenses               2,191,716    1,775,550            7,714,387     6,858,780
                                        ----------   ----------          -----------   -----------
OPERATING INCOME                           508,970      451,674            1,895,585     2,762,985
                                        ----------   ----------          -----------   -----------
OTHER INCOME AND (INCOME
  DEDUCTIONS)
Interest income                             10,784       22,009               72,900        72,524
Allowance for equity funds used
  during construction                        4,630        2,347               13,941        20,039
Other--net                                 (35,741)      32,649              (16,480)       58,564
                                        ----------   ----------          -----------   -----------
  Total other income and
    (income deductions)                    (20,327)      57,005               70,361       151,127
                                        ----------   ----------          -----------   -----------
INCOME BEFORE INTEREST EXPENSE             488,643      508,679            1,965,946     2,914,112
                                        ----------   ----------          -----------   -----------
INTEREST EXPENSE
Interest charges                           163,315      171,551              663,523       690,581
Allowance for borrowed funds
  used during construction                  (2,510)      (1,511)              (7,780)      (10,643)
                                        ----------   ----------          -----------   -----------
  Net interest expense                     160,805      170,040              655,743       679,938
                                        ----------   ----------          -----------   -----------
PRETAX INCOME                              327,838      338,639            1,310,203     2,234,174
                                        ----------   ----------          -----------   -----------
INCOME TAXES                               178,808      111,554              554,994       895,289
                                        ----------   ----------          -----------   -----------

NET INCOME                                 149,030      227,085              755,209     1,338,885
Preferred dividend requirement and
   redemption premium                        8,279       25,399               33,113        70,288
                                        ----------   ----------          -----------   -----------

EARNINGS AVAILABLE FOR
  COMMON STOCK                          $  140,751   $  201,686          $   722,096   $ 1,268,597
                                        ==========   ==========          ===========   ===========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                       408,982      416,655              412,542       423,692

EARNINGS PER COMMON SHARE                     $.34         $.48                $1.75         $2.99

DIVIDENDS DECLARED PER COMMON SHARE           $.30         $.49                $1.77         $1.96



Earnings per share information for each type of the Company's operations is as follows:

--------------------------------------------------------------------------------------------------
                                 Three months ended December 31,   Twelve months ended December 31,
(in millions,                    ------------------------------    -------------------------------
except per share amounts)                     1996         1995                 1996          1995
--------------------------------------------------------------------------------------------------

Earnings per share:
  Utility  (a)                          $      .07   $      .44          $       .65    $     1.80
  Diablo Canyon (b)                            .37          .03                 1.18          1.16
  Diversified operations (c)                  (.10)         .01                 (.08)          .03
                                        ----------   ----------          -----------    ----------
    Total                               $      .34   $      .48          $      1.75    $     2.99
                                        ==========   ==========          ===========    ==========

 *   The Condensed Statement Of Consolidated Income includes PG&E and its wholly-owned and controlled subsidiaries and, therefore, also represents what became PG&E Corporation on January 1, 1997, and its subsidiaries.

(a)  Earnings per share decreased for the twelve-month period ending December 31, 1996, due, in part, to charges of $182 million ($.26 per share) for contingencies related to gas transportation commitments and an increase in litigation costs of $67 million ($.10 per share).

(b)  Diablo Canyon earnings per share increased for the three-month period ended December 31, 1996, principally due to a scheduled refueling in the fourth quarter of 1995.

(c)  Earnings per share decreased for the three- and twelve-month periods ending December 31, 1996, due primarily to $59 million ($.09 per share) of write downs of PG&E's nonregulated investments.
